Exhibit 23.2(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 1, 2011 relating to the statement of financial condition for the years ended December 31, 2010, 2009 and 2008 of United States Natural Gas Fund, LP included in the Form 10-K of United States Natural Gas Fund, LP and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado

September 21, 2011